UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 29, 2010
(Date of earliest event reported: May 28, 2010)

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	000-51757	16-1731691
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(Address of principal executive offices, including Zip Code)

(214) 750-1771
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment provides combined pro forma financial information of Regency Energy Partners LP ( “Regency”) to reflect (1) Regency’s contribution of Regency Intrastate Gas LP (“RIGS”) into RIGS Haynesville Partnership Co. (“HPC”) on March 17, 2009, (2) Regency’s purchase of a five percent general partner interest in HPC from EFS Haynesville, LLC, an affiliate of GE Capital Corporation (“EFS Haynesville”) (see Regency’s current report on Form 8-K dated December 1, 2009), (3) Regency’s purchase of a 6.99 percent general partner interest in HPC from EFS Haynesville, as disclosed in a Form 8-K filed on April 30, 2010, (4) a change in control of Regency, as disclosed in a Form 8-K filed on May 28, 2010, and (5) Regency’s purchase of a 49.9 percent interest in Midcontinent Express Pipeline LLC (“MEP”) from Energy Transfer Equity, L.P. (“ETE”), as disclosed in a Form 8-K filed on May 28, 2010.

Item 9.01 Financial Statements and Exhibits
(a)-(c)	Not used
(d)	Exhibits

Exhibit 23.1	Consent of Independent Accountants
Exhibit 99.1	Unaudited Pro Forma Combined Financial Information and Related Notes
Exhibit 99.2	Audited Financial Statements of Midcontinent Express Pipeline LLC as of and for the Year Ended December 31, 2009 and 2008
Exhibit 99.3	Unaudited Financial Statements of Midcontinent Express Pipeline LLC as of and for the Three Months Ended March 31, 2010 and 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

	By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President and
Chief Financial Officer

Date: July 29, 2010